Exhibit 4.1

AMENDMENT NO. 1
Dated as of May 31, 2011
To
LOAN AGREEMENT
Dated as of August 18, 2009

This AMENDMENT NO. 1 (this “Amendment”) dated as of  May 31, 2011 is entered into between SCHIFF NUTRITION GROUP, INC., a Utah corporation, as Borrower, and the Lenders that are a party hereto, including U.S. BANK NATIONAL ASSOCIATION, in its capacity as a Lender and as administrative agent for the Lenders.  Capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the “Loan Agreement” referred to below.

PRELIMINARY STATEMENT.  Borrower and the Lenders have entered into a Loan Agreement dated as of August 18, 2009 (the “Loan Agreement”).  Borrower has entered into a letter of intent to purchase a division of Ganeden Biotech, Inc. with a purchase price of $40,000,000 (the “Ganeden Asset Purchase”).  Borrower has requested (1) that a modification be made to the Tangible Net Worth covenant set forth in the Loan Agreement and (2) that Lenders agree to the making a Loan for the full purchase price under the Ganeden Asset Purchase.

SECTION 1. Amendment to the Loan Agreement.  The parties hereto, effective the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, agree that Section 5.01(o)(iii) of the Agreement with respect to Borrower’s Tangible Net Worth be amended to read as follows:

Tangible Net Worth.  Maintain a minimum Tangible Net Worth, measured as of the last day of each fiscal quarter, of not less than the sum of (i) the greater of eighty-five percent (85%) of Borrower’s Tangible Net Worth determined as of the closing of the Asset Purchase Agreement dated June 1, 2011 between Borrower and Ganeden Biotech, Inc. or $42,500,000, plus (ii) 50% of cumulative quarterly net income subsequent to that closing date, with no deduction for any quarterly net loss, plus (iii) 100% of the net cash proceeds from the issuance of equity securities subsequent to Closing if such proceeds from the issuance of equity securities are not intended and used to fund Acquisitions (subject to Section 5.02(l)).

SECTION 2. Consent.  Subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, and notwithstanding the $25,000,000 limitation set forth in the definition of “Permitted Acquisition” in Section 101 of the Agreement, Lenders hereby consent to making a Loan in a principal amount up to $40,000,000 to equal the purchase price under the Ganeden Asset Purchase provided that the remaining requirements set forth in that definition are satisfied.  Nothing in this Amendment shall obligate the Lenders to provide a similar consent in future circumstances.

SECTION 3. Conditions Precedent.  This Amendment shall become effective upon receipt by the Lender of:

3.1 This Amendment No. 1 fully executed;

3.2 The attached Affirmation of Guaranties fully executed by Guarantors;

3.3 Reimbursement of all costs and expenses incurred by Agent in connection with this Amendment; and

3.4 The Ganeden Asset Purchase closes.

SECTION 4. Covenants, Representations and Warranties of Borrower.

4.1 Upon the effectiveness of this Amendment, Borrower hereby reaffirms all covenants, representations and warranties made by it in the Loan Agreement as amended hereby and agrees that all such covenants, representations and warranties shall be deemed to have been re-made as of the effective date of this Amendment.

4.2 Borrower hereby represents and warrants that (i) this Amendment and the Loan Agreement as amended hereby each constitutes a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with their respective terms and (ii) before and after giving effect to this Amendment, no Event of Default shall have occurred and then be continuing.

SECTION 5. Reference to and Effect on the Loan Agreement.

5.1 Upon the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Loan Agreement as amended hereby, and each reference to the Loan Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Loan Agreement shall mean and be a reference to the Loan Agreement as amended hereby.

5.2 Except as specifically amended above, the Loan Agreement and all other Transaction Documents shall remain in full force and effect and are hereby ratified and confirmed.

5.3 The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy under the Transaction Documents, nor constitute a waiver of any provision contained therein, except as specifically set forth herein.

SECTION 6. Execution in Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

SECTION 7. Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of Utah.

SECTION 8. Headings.  Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURES ON NEXT PAGE]

IN WITNESS WHEREOF, Borrower, the Agent and the Lenders have executed this Amendment as of the 31st day of May, 2011.

BORROWER:

SCHIFF NUTRITION GROUP, INC., a Utah corporation
By:	/s/ Joseph W. Baty
Name: Joseph W. Baty
Title: Executive Vice President and Chief Financial Officer

[Signature Page to Amendment No. 1]

ADMINISTRATIVE AGENT AND LENDER:

U.S. BANK NATIONAL ASSOCIATION
By:	/s/ Adam Hill
Name: Adam Hill
Title: Relationship Manager

[Signature Page to Amendment No. 1]

LENDER:

BANK OF THE WEST
By:	/s/ Duc Duong
Name: Duc Duong
Title: Vice President

[Signature Page to Amendment No. 1]

LENDER:

KEYBANK NATIONAL ASSOCIATION
By:	/s/ Ted Diven
Name: Ted Diven
Title: Commercial Banking RM, VP

[Signature Page to Amendment No. 1]

LENDER:

JPMORGAN CHASE BANK, N.A.
By:	/s/ Robert Carpenter
Name: Robert Carpenter
Title: Authorized Officer

[Signature Page to Amendment No. 1]

AFFIRMATION OF GUARANTIES

The undersigned hereby each (i) acknowledge and consent to the execution of that certain Amendment No. 1 to Loan Agreement (the “Amendment”) by and between Schiff Nutrition International, Inc., as Borrower, and the Lenders that are a party thereto, including U.S. Bank National Association, in its capacity as a Lender and as administrative agent for the Lenders, (ii) reaffirm the obligations to Lenders and Agent under the respective Continuing and Unconditional Guaranties dated August 18, 2009 (the “Guaranties”) made by each of the undersigned, and (iii) acknowledge and agree that such Guaranties remain in full force and effect, and such Guaranties are hereby ratified and affirmed.

Dated as of May 31, 2011.

Schiff Nutrition International, Inc., a
Delaware corporation

By:	/s/ Joseph W. Baty
Name:	Name: Joseph W. Baty
Title:	Title: Executive Vice President and Chief Financial Officer

WNG Holdings (International) Ltd., a
Nevada corporation

By:	/s/ Joseph W. Baty
Name:	Name: Joseph W. Baty
Title:	Title: Chief Financial Officer and Treasurer

Coppal Research, Inc., a Utah corporation

By:	/s/ Joseph W. Baty
Name:	Name: Joseph W. Baty
Title:	Title: Executive Vice President and Chief Financial Officer